Exhibit 5.1

U-BX Technology Ltd. Harneys Fiduciary (Cayman) Limited 4th Floor, Harbour Place 103 South Church Street P.O. Box 10240 Grand Cayman KY1-1002 Cayman Islands	D +852 3656 6054 / +852 3656 6010
E nathan.powell@ogier.com cecilia.li@ogier.com

Reference: NMP/CQL/511047.00002

10 January 2025

U-BX Technology Ltd. (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) relating to the resale by the selling shareholders (the Selling Shareholders) identified in the Registration Statement of up to 14,400,000 ordinary shares of par value of US$0.0016 each (the Shares) issued by the Company pursuant to the terms of certain securities purchase agreements dated 28 November 2024 (together, the Agreements) entered into between the Company and the Selling Shareholders (including up to 13,500,000 Shares (the Warrant Shares) issuable upon exercise of the warrants (the Warrants) pursuant to certain certificates constituting the Warrants dated 28 November 2024 issued by the Company in favour of the Selling Shareholders (the Warrant Documents)).

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Yuki Yan** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Shares

(b)	The issue and allotment of the Shares (including the issuance of the Warrant Shares by the Company upon the exercise of the Warrants in accordance with the Warrant Documents) to be offered and sold by the Selling Shareholders pursuant to the provisions of the Registration Statement and the Documents (as applicable) have been duly authorised, and when issued by the Company upon:

(i)	payment in full of the consideration as set out in the Registration Statement and the Documents and in accordance with the terms set out in the Registration Statement and the Documents and in accordance with the Board Resolutions and the Memorandum and Articles of Association; and

(ii)	the entry of those Shares as fully paid on the register of members of the Company,

shall be validly issued, fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the documents examined to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents examined (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents examined by us will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading headings “Enforceability of Civil Liabilities”  and “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier
Ogier

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 30 June 2021 issued by the Registrar.

2	The Certificate of Incorporation on Change of Name of the Company dated 11 October 2021 issued by the Registrar.

3	The third amended and restated memorandum and articles of association of the Company adopted by a special resolution passed by the shareholders at the annual general meeting held on 24 October 2024 and effective on 19 November 2024 filed with the Registrar on 19 November 2024 (the Memorandum and Articles).

4	A Certificate of Good Standing dated 23 December 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

5	The register of directors and officers of the Company filed with the Registrar on 23 May 2024 (the Register of Directors).

6	A certificate dated 10 January 2025 as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate).

7	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 9 January 2025 (the Register of Writs).

8	A search on the Cayman Online Registry Information Service conducted against the Company at the Registrar on 9 January 2025 (the CORIS Search).

9	The written resolutions of the board of directors of the Company passed on 28 November 2024 approving, among other things, the Registration Statement (the Board Resolutions).

10	The Registration Statement.

11	The Agreements.

12	The Warrant Documents (together with the Agreements, the Documents).

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate, the Register of Directors and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	The CORIS Search (as defined in Schedule 1) which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered.

6	All copies of the Registration Statement and the Documents are true and correct copies and the Registration Statement and the Documents conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement and the Documents have been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

7	The Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Registration Statement and the Documents and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Registration Statement and the Documents which has not been properly disclosed in the Board Resolutions;

8	Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

9	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

10	Each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

11	In authorising the execution and delivery of the Documents by the Company, the exercise of its rights and performance of its obligations under the Documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

12	Each Document has been duly executed and unconditionally delivered by the Company in the manner authorised in the Board Resolutions.

Enforceability

13	Each Document whose express choice of the laws of the jurisdiction to be the governing law of that document (the Proper Law) is not Cayman Islands law is legal, valid, binding and enforceable against all relevant parties in accordance with its terms under its Proper Law and all other relevant laws.

14	If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

15	No moneys paid to or for the account of any party under any Document represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised) and the Terrorism Act (Revised) respectively). None of the parties to the Documents is acting or will act in relation to the transactions contemplated by the documents, in a manner inconsistent with sanctions imposed by Cayman Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by order of His Majesty in Council.

16	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

17	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents, the Registration Statement or the Board Resolutions or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

18	None of the transactions contemplated by the Documents relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person that are/is subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands.

19	There is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

20	Neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver or restructuring officer has been appointed over any of the Company’s property or assets.

Share Issuance

21	The provisions of the Agreements have been satisfied and payment of the consideration for the Shares specified therein (being not less than the par value of the Shares) has been made.

22	The provisions of the Warrant Documents have been satisfied and payment of the consideration for the Warrant Shares specified therein (being not less than the par value of the Shares) has been or will be made.

23	Valid entry has been made in the register of members of the Company reflecting the issuance of the Shares in accordance with the Memorandum and Articles and the Companies Act (Revised) of the Cayman Islands (the Companies Act).

24	Valid entry will be made in the register of members of the Company reflecting the issuance of the Warrant Shares issuable upon the exercise of the Warrants pursuant to the Warrant Documents) in accordance with the Memorandum and Articles and the Companies Act.

25	The Shares (including the Warrant Shares issuable upon the exercise of the Warrants pursuant to the Warrant Documents) shall be issued at an issue price in excess of the par value thereof.

26	The issue of the Shares and the Warrant Shares issuable upon the exercise of the Warrants pursuant to the Warrant Documents at the time of issuance, whether as principal issue or on the conversion, exchange or exercise of any Warrants, did not or would not (as the case may be) result in the Company exceeding its authorised share capital; and upon the issue of any Shares and the Warrant Shares, the Company has received or will receive (as the case may be) consideration for the full issue price thereof which shall be equal to at least the par value thereof and that such issuance has been or will be (as the case may be) duly registered, and will continue to be registered, in the Company’s register of members.

27	There are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

28	The certificates for the Shares and the Warrant Shares conform or will conform (as the case may be) to the specimen as set out thereof and upon issuance has been or will have been (as the case may be) duly countersigned by the transfer agent and duly registered by the registrar for the Shares and the Warrant Shares, or, if uncertificated, valid book-entry notations for the issuance of the Shares and the Warrant Shares in uncertificated form have been or will have been (as the case may be) duly made in the share register of the Company.

29	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Shares and the Warrant Shares.

30	At the time of the exercise of the Warrants in accordance with its terms (the Exercise):

(a)	the Company will not have been struck off or placed in liquidation; and

(b)	the issue price for each Warrant Share issued upon the Exercise will not be less than the par value of such share.

Register of Writs

31	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Shares and the Warrant Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares and the Warrant Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.